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                                                                      Exhibit 99
                                                                      ----------

                               Other Information
                               -----------------

    THE FOLLOWING INFORMATION RELATES TO (I) PRENTISS PROPERTIES TRUST, (II) PRENTISS PROPERTIES I, INC. (THE "GENERAL PARTNER"), (III) PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P. (THE "OPERATING PARTNERSHIP") AND (IV) PRENTISS PROPERTIES LIMITED, INC. (THE "MANAGER")(COLLECTIVELY, INCLUDING AFFILIATED ENTITIES THROUGH WHICH THE OPERATING PARTNERSHIP OWNS INTERESTS IN PROPERTIES, THE "COMPANY").

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of certain investment, financing and other policies of the Company. These policies have been determined by the Company's Board of Trustees and may be amended or revised from time to time without the approval of the Company's shareholders, except (i) the Company may not change its policy of holding its assets and conducting its businesses only through the Operating Partnership and its subsidiaries, including the General Partner and the Manager, or joint ventures in which it or a subsidiary is a partner, without the consent of the limited partners of the Operating Partnership (the "Limited Partners") as provided in the Operating Partnership Agreement, (ii) changes in certain policies with respect to conflicts of interest must be

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consistent with legal requirements, and (iii) the Company cannot take any action intended to terminate its qualification as a real estate investment trust (a "REIT") without the approval of the holders of a majority of the Company's outstanding common shares of beneficial interest, par value $.01 per share (the "Common Shares").


INVESTMENT POLICIES

     The Company will conduct all of its investment activities through the Operating Partnership and its subsidiaries, including joint ventures in which it is a partner. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company.

     The Company may purchase income-producing office, industrial and other types of properties for long-term investment, expand and improve the Properties or other properties purchased, or sell such real estate properties, in whole or in part, when circumstances warrant. The Company may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service with respect to such financing or indebtedness will have a priority over any distributions with respect to the Common Shares.

     While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in office and industrial real estate, the Company may, at the discretion of the Board of Trustees, invest in other types of equity real estate investments, mortgages (including participation in convertible mortgages) and other real estate interests. Other than the limitations described in the succeeding paragraph, future development or investment activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets. While the Company intends to diversify in terms of property location, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one market area.

     Subject to the limitations on ownership of certain types of assets and the gross income tests imposed by the Internal Revenue Code of 1986, as amended (the "Code"), the Company also may invest in the securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such entities. The Company may enter into joint ventures or partnerships for the purpose of obtaining an equity interest in a particular property in accordance with the Company's investment policies. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company will not enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies. Investments in such securities are also subject to the Company's policy not to be treated as an investment company under the Investment Company Act of 1940.

FINANCING POLICIES

     The Company's Board of Trustees has adopted a policy to limit the Company's total outstanding indebtedness (the "Debt Limitation"). The Debt Limitation is a policy of incurring debt only if upon such incurrence the ratio of the Company's combined indebtedness, including its pro rata share of debt incurred by joint ventures in which the Company is a co-venturer ("Joint Venture Debt"), would be 50% or less of the Company's total market capitalization. The ratio, which is based, in part, upon the aggregate market value of the outstanding Common Shares and units of limited partnership interest in the Operating Partnership ("Units"), will fluctuate with changes in the price of the Common Shares, and the issuance of additional Common Shares, Units or preferred shares of beneficial interest, par value of $.01 per share ("Preferred Shares"), if any, and will differ from a debt to book capitalization ratio, which is based upon book values. A company's debt to book capitalization ratio may not reflect the current income potential of its assets and operations, and the Company believes that a debt to total market capitalization ratio provides a more appropriate indication of leverage for a company whose assets are primarily income-producing real estate. The Company's Declaration of Trust and Bylaws do not, however, limit the amount or percentage of indebtedness that the Company may incur. Accordingly, the Board of Trustees could alter or eliminate this policy at will. The Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of Common Shares, growth opportunities, the Company's continued REIT

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qualification requirements and other factors. Accordingly, the Company may increase or decrease its debt to market capitalization ratio beyond the limits described above.

     To the extent that the Board of Trustees decides to obtain additional capital, the Company may raise such capital through additional equity offerings (including offerings of senior securities), debt financings or retention of cash available for distribution (subject to provisions in the Code concerning taxability of undistributed REIT income), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of the sale of Common Shares by the Company will be transferred to the Operating Partnership in exchange for that number of Units in the Operating Partnership equal to the number of Common Shares sold by the Company. The Company presently anticipates that any additional borrowings would be made through the Operating Partnership, although the Company may incur indebtedness directly and loan the proceeds to the Operating Partnership. Borrowings may be unsecured or may be secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to sellers of properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. The proceeds from any borrowings by the Company may be used for working capital, to refinance existing indebtedness or to finance acquisitions, expansions or the development of new properties, and for the payment of distributions. Other than restrictions that may be imposed by lenders from time to time in connection with outstanding indebtedness, the Company has no established limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

CONFLICT OF INTEREST POLICIES

     The Company has adopted certain policies and entered into certain agreements designed to minimize potential conflicts of interest. The Company's Board of Trustees is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

  DECLARATION OF TRUST AND BYLAW PROVISIONS

     The Company's Declaration of Trust, with limited exceptions, requires that a majority of the Company's Board of Trustees be comprised of persons who are not officers or employees of the Company or any "Affiliate" (as defined in the Securities Exchange Act of 1934, as amended), or Affiliates of any lessee of any property of the Company ("Independent Trustees"). The Declaration of Trust provides that such Independent Trustee requirement may not be amended, altered, changed or repealed without the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter by the holders of the outstanding voting shares of the Company. In addition, the Company's Bylaws provide that any transaction involving the Company, including the purchase, sale, lease or mortgage of any real estate asset or any other transaction, in which a trustee or officer of the Company, or any Affiliate of the foregoing, has any direct or indirect interest other than solely as a result of his status as a trustee, officer or shareholder of the Company, must be approved by a majority of the trustees, including a majority of the Independent Trustees, even if the Independent Trustees constitute less than a quorum. The Declaration of Trust also includes a provision permitting each Trustee, including Independent Trustees, to engage in the type of business activities conducted by the Company without first presenting any investment opportunities to the Company even though such investment opportunities may be within the scope of the Company's investment policies. These provisions are subject to any non-competition agreements that may exist.

  EMPLOYMENT AGREEMENTS

     Michael V. Prentiss and Thomas F. August have each entered into an employment and noncompetition agreement with the Company that will, subject to certain limited exceptions, prohibit them from engaging in activities that compete with the Company's businesses during the term of their employment by the Company and for a period ending two years after the termination of their employment with the Company.

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  THE OPERATING PARTNERSHIP

     A conflict of interest may arise between the Company and the other Limited Partners, including Messrs. Prentiss and August and Dennis J. Dubois (the "Prentiss Principals"), due to the possibility that a disproportionately large share of any gain recognized from the sale of any of the Properties contributed by the Limited Partners, directly or indirectly, to the Operating Partnership will be allocated to the Limited Partners. The Operating Partnership Agreement gives the General Partner, a wholly-owned subsidiary of the Company, full, complete and exclusive discretion in managing and controlling the business of the Operating Partnership and in making all decisions affecting the business and assets of the Operating Partnership. In addition, the Company's Bylaws provide that any transaction (including the sale of a real estate asset) involving the Company in which an advisor, trustee, officer or shareholder of the Company, or any Affiliate of the foregoing, has a direct or indirect interest other than solely as a result of his status as an advisor, trustee, officer, or shareholder of the Company, must be approved by a majority of the Independent Trustees. Pursuant to the Operating Partnership's Second Amended Restated Agreement of Limited Partnership (the "Operating Partnership Agreement") the Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by the Company to its shareholders, and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such Limited Partners by acting in the best interests of the Company's shareholders. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents, provided that the General Partner appointed such agents in good faith.

  PROVISIONS OF MARYLAND LAW

     Pursuant to Maryland law (the jurisdiction under which the Company is organized), each trustee is required to discharge his duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interest of the Company. In addition, under Maryland law, a contract or transaction between the Company and any of its trustees or between the Company and a corporation, firm or other entity in which a trustee is a director or has a material financial interest is not void or voidable solely because of (a) the common directorship or interest, (b) the presence of the trustee at the meeting of the Board or a committee of the Board that authorizes or approves or ratifies the contract or transaction or (c) the counting of the vote of the trustee for the authorization, approval or ratification of the contract or transaction if
(i) after disclosure of the interest, the transaction is authorized, approved or ratified, by the affirmative vote of a majority of the disinterested trustees, or by the affirmative vote of a majority of the votes cast by shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested trustee or corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the Company.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company has authority to offer shares of beneficial interest or other securities and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. The Company expects to issue Common Shares to holders of Units upon exercise of their Exchange Rights (as defined below under "Operating Partnership Agreement"). The Company may issue Preferred Shares from time to time, in one or more series, as authorized by the Board of Trustees without the need for shareholder approvals. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purpose of exercising control and does not intend to do so in the future. The Company makes and intends to continue to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Trustees without approval of shareholders.

     At all times, the Company intends to make investments in such a manner consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Company's Board of Trustees, with the consent of the holders of two-thirds of the outstanding Common Shares, determines that it is no longer in the best interests of the Company to qualify as a REIT.

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WORKING CAPITAL RESERVES

     The Company will maintain working capital reserves in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

                             FORMATION TRANSACTIONS

     The Company was formed to continue and expand the national acquisition, property management, leasing, development and construction businesses of its predecessors and to acquire 87 properties. Prior to or simultaneous with the closing of the IPO, the Company engaged in the transactions described below, (the "Formation Transaction") which were designed to consolidate the ownership of the properties and the office and industrial property management, leasing development and construction businesses of the Company's predecessors (the "Prentiss Properties Service Business") in the Company, to facilitate the IPO and to enable the Company to qualify as a REIT commencing with its short taxable year ending December 31, 1996.

     The Formation Transactions included the following, which occurred in connection with the closing of the IPO:

 . The Company sold to the public 16,000,000 Common Shares and issued 1,879,897 Common Shares to The American Airlines, Inc. Master Fixed Benefit Trust, the Ameritech Pension Trust and Public Employee Retirement System of Idaho (collectively, the "Continuing Investors") in exchange for a portion of their interests in the Operating Partnership. The Company transferred (i) approximately 29.7% of the net proceeds of the IPO to the former limited partners of the Operating Partnership, which include the Continuing Investors, in exchange for the remaining portion of their interests in the Operating Partnership, (ii) 70.1% directly to the Operating Partnership in exchange for Units, and (iii) approximately 0.2% of the net proceeds of the IPO to the General Partner, which the General Partner contributed to the Operating Partnership in exchange for a 0.2% general partnership interest in the Operating Partnership.

 . The Operating Partnership was an affiliate of the Prentiss Properties Limited, Inc, ("PPL" and, together with PPL's affiliates and the Prentiss Principals, the "Prentiss Group"). The Prentiss Group members who collectively serve as the limited partners of the Operating Partnership contributed to the Operating Partnership all of their interests in the Properties and certain management contracts of PPL in exchange for 3,295,995 Units. The various Prentiss Group interests were accounted for at their historical cost with any excess paid recorded as a distribution.

 . The interests of the pre-IPO limited partners of the Operating Partnership were acquired by the Company in exchange for Common Shares and cash. The pre-IPO limited partners received $87.4 million in cash and 1,879,897 Common Shares for their interests. The acquisition of the Continuing Investors' interests were accounted for using purchase accounting based on the cash paid and the value of the Common Shares issued to them, resulting in an incremental increase in the basis of the real estate formerly owned by members of the Prentiss Group.

 . The Prentiss Group member that served as general partner of the Operating Partnership prior to the IPO converted its interest into a limited partnership interest and distributed the Units representing such interest to its partners, all of whom are members of the Prentiss Group and are limited partners of the Operating Partnership.

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 .  The Units received by the Prentiss Group in connection with the Formation
Transactions had a total value of approximately $65.9 million based on the IPO offering price of $20 per Common Share and are redeemable for cash or Common Shares on a one for one basis, no earlier than October 22, 1998, two years after the closing date of the IPO.

 . Mr. Prentiss, the Chairman and Chief Executive Officer of the Company, contributed cash in an amount equal to 5% of the equity value of the Manager in exchange for all of the voting common stock of the Manager, which stock represents 5% of the ownership interest in such company. The Manager recorded the receipt of cash and the 5% voting interest. The Manager is included in the Company's financial information under the equity method of accounting due to the Operating Partnership's ownership of a non-controlling, non-voting interest in the Manager.

 . The Operating Partnership contributed a portion of the Prentiss Properties Service Business as required for the Company to maintain its status as a REIT to the Manager in exchange for all of the non-voting common stock of the Manager, which stock represents 95% of the ownership interest in such company, and promissory notes in the aggregate principal amount of $34.75 million, bearing interest at an annual rate of 13%. Accrued interest on the outstanding principal balance of the notes is paid monthly. No principal on the notes is due in the first three years, after which time 10% of the initial principal balance will be repaid each year for 10 years. Due to the affiliation of the Manager and the Operating Partnership, the Notes have been classified in the Company's shareholders' equity. Due to the capital nature of this transaction, interest income and expense amounts are recorded directly to shareholders' equity.

 . The Operating Partnership borrowed $56.2 million from an affiliate of Lehman Brothers, Inc. ("Lehman") to fund the acquisition of a portion of the Company's acquisition of its initial portfolio of properties.

 . The Operating Partnership used approximately $55.0 million of the net proceeds of the IPO to acquire interests in certain properties from an affiliate of Lehman, and used approximately $62.9 million of the net proceeds of the IPO to repay mortgage loans made by an affiliate of Lehman and secured by certain of such properties.

 . The Operating Partnership used approximately $147.2 million of the net proceeds of the IPO (and the proceeds from the loans from an affiliate of Lehman) to acquire certain properties from an affiliate of the Prentiss Group.

 . The Operating Partnership used approximately $36.2 million of the net proceeds of the IPO to repay indebtedness secured by certain properties held by the Operating Partnership prior to the IPO or acquired from the Prentiss Group.

 . The Operating Partnership used approximately $33.3 million of the net proceeds of the IPO (and the proceeds from the loans from an affiliate of Lehman) to acquire certain properties from a third party.

 . The Operating Partnership used approximately $1.3 million of the net proceeds of the IPO to pay prepayment penalties associated with all of the debt to be repaid in the Formation Transactions. The accounting treatment for the prepayment penalties will be a charge to equity.

 . The Company sold an additional 2,400,000 Common Shares to cover the IPO underwriter's over-allotments. The Company used the net proceeds of approximately $44.6 million of the sale of these Common Shares to repay indebtedness owed to an affiliate of Lehman incurred in connection with the acquisition of certain properties.

                 CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE
                   COMPANY'S DECLARATION OF TRUST AND BYLAWS

     The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws of the Company is subject to and qualified in its entirety by reference to Maryland law and to the Declaration of Trust and Bylaws of the Company.

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CLASSIFICATION OF THE BOARD OF TRUSTEES

     The Bylaws provide that the number of trustees of the Company may be established by the Board of Trustees but may not be fewer than three nor more than nine. There are currently seven members of the Board of Trustees. The Board of Trustees may increase or decrease the number of trustees by a vote of at least 80% of the members of the Board of Trustees, provided that the number of trustees shall never be less than the number required by Maryland law and that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. Any vacancy will be filled, including a vacancy created by an increase in the number of trustees, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining trustees.

     Pursuant to the Declaration of Trust, the Board of Trustees is divided into three classes of trustees. Trustees of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees. Holders of Common Shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the Common Shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

     The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees. The staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of the Company or other transaction that might involve a premium price for holders of Common Shares, even though a tender offer, change of control or other transaction might be in the best interest of the shareholders.

REMOVAL OF TRUSTEES

     The Declaration of Trust provides that a trustee may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in the Bylaws authorizing the Board of trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

     Under Maryland law, as applicable to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the Company (an "Interested Shareholder") or an affiliate of such an Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the Maryland General Corporate Law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder.

CONTROL SHARE ACQUISITIONS

     Maryland law, as applicable to Maryland real estate investment trusts, provides that control shares (as defined below) of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by

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a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the Control Shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the Company may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of a trust.

     The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's Common or Preferred Shares. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT

     The Declaration of Trust may be amended with the approval of at least a majority of all of the votes entitled to be cast on the matter, provided, that certain provisions of the Declaration of Trust regarding (i) the Company's Board of Trustees, (ii) the restrictions on transfer of the Common Shares or Preferred Shares, (iii) amendments to the Declaration of Trust by the Board of Trustees and the shareholders of the Company, and (iv) the termination of the Company, may not be amended, altered, changed or repealed without the approval of two-thirds of all of the votes entitled to be cast on these matters. In addition, the Declaration of Trust may be amended by the Board of Trustees, without shareholder approval, to conform the Declaration of Trust to Maryland law, as applicable to real estate investment trusts. The Company's Bylaws may be amended or altered exclusively by the Board of Trustees.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Maryland law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former

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trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, trustee, or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity, or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with Maryland law, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

OPERATIONS

     The Company is generally prohibited from engaging in certain activities, including incurring consolidated indebtedness, in the aggregate, in excess of the Debt Limitation and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

DISSOLUTION OF THE COMPANY

     Pursuant to the Company's Declaration of Trust, and subject to the provisions of any class or series of shares of beneficial interest of the Company then outstanding, the shareholders of the Company, at any meeting thereof, may dissolve the Company by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

     The Bylaws of the Company provide that (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Trustees or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of shareholders of the Company, only

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

the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Trustees or, (iii) provided that the Board of Trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.


POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

     The provisions of the Declaration of Trust on classification of the Board of Trustees, the removal of trustees and the restrictions on the transfer of shares of beneficial interest and the advance notice provisions of the Bylaws could have the affect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest. Also, if the resolution of the Board of Trustees opting out of the business combination statute or the provisions of the Bylaws electing not to be governed by the control share acquisition statute are rescinded, such statutes could have a similar effect.

MARYLAND ASSET REQUIREMENTS

     To maintain its qualification as a Maryland real estate investment trust, Maryland law requires at least 75% of the value of the Company's assets to be held, directly or indirectly, in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables. Maryland law also prohibits the Company from using or applying land for farming, agricultural, horticultural or similar purposes.

                        OPERATING PARTNERSHIP AGREEMENT

     The following summary of the material terms of the Operating Partnership Agreement is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Company's Form S-11 Registration Statement filed with the Commission on August 9, 1996, as amended by subsequent filings with the Commission on September 18, 1996, and October 11, 1996.

MANAGEMENT

     The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Operating Partnership Agreement. Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. However, any amendment to the Operating Partnership Agreement that would (i) adversely affect the Exchange Rights (as defined herein), (ii) adversely affect the Limited Partners' rights to receive cash distributions,
(iii) alter the Operating Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership, requires the consent of Limited Partners (other than the General Partner) holding more than two-thirds of the Units held by such partners.

TRANSFERABILITY OF INTERESTS

     The General Partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving

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

property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the General Partner, which consent the General Partner may withhold in its sole discretion. The General Partner may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes.

     The Company may not engage in any transaction resulting in a change of control of the Company (a "Transaction") unless in connection with the Transaction the Limited Partners receive or have the right to receive cash or other property equal to the product of the number of shares of Common Stock into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid in the Transaction to the holder of one Common Share in consideration of one Common Share. If, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty (50%) of the outstanding Common Shares, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to redemption and received shares of Common Stock in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

     Notwithstanding the foregoing paragraph, the Company may merge, or otherwise combine its assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than Units held by the Company, are contributed to the Operating Partnership as a capital contribution in exchange for Units with a fair market value, as reasonably determined by the Company, equal to the agreed value of the assets so contributed.

     In respect of any Transaction described in the preceding two paragraphs, the Company is required to use its commercially reasonable efforts to structure such Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Transaction, provided such efforts are consistent with the exercise of the Board of Trustees' fiduciary duty under applicable law.

CAPITAL CONTRIBUTION

     Following any issuance and sale of the Company's shares of beneficial interest by the Company, the Company will contribute the net proceeds of such sale to the Operating Partnership. The Company and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of such sale, and the Operating Partnership will be deemed to have paid simultaneously any underwriter's discount and other expenses paid or incurred in connection with such offering.

     The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner or the Company may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's or the Company's, as applicable, borrowing of such funds. Moreover, the General Partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company (i) has concluded in good faith that such issuance is in the best interest of the Company and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, the General Partner generally is obligated to contribute or cause the Company to contribute the proceeds of a share offering by the Company as additional capital to the Operating Partnership.
Upon such contribution, the General Partner or the Company, as applicable, will receive additional Units and the General Partner's or the Company's, as applicable, percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner or the Company. In addition, if the General Partner or the Company contributes additional capital to the Operating Partnership, the General Partner will revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the

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

partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

EXCHANGE RIGHTS

     Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Company) have exchange rights ("Exchange Rights") that enable them to cause the Operating Partnership to exchange their Units for cash, or at the option of the General Partner, Common Shares on a one-for-one basis. The exchange price will be paid in cash in the event that the issuance of Common Shares to the exchanging Limited Partner would (i) result in any person owning, directly or indirectly, Common Shares in excess of the Ownership Limitation,
(ii) result in shares of beneficial interest of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution),
(iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interest in a tenant of the Company's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Common Shares by such redeeming Limited Partner to be "integrated" with any other distribution of Common Shares for purposes of complying with the Securities Act. The Exchange Rights may be exercised by the Limited Partners (with the exception of the Continuing Investors, who may not exercise their exchange rights until October 22, 1998) at any time after one year from the date they acquired such Units, provided that each Limited Partner may not make more than two exchanges during each calendar year and each Limited Partner may not exercise the Exchange Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, all of the Units held by such Limited Partner. As of September 30, 1997, the aggregate number of Common Shares issuable upon exercise of the Exchange Rights was 3,295,995. The number of Common Shares issuable upon exercise of the Exchange Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

REGISTRATION RIGHTS

     For a description of certain registration rights held by the Limited Partners, see "Shares Available for Future Sale."

OPERATIONS

     The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Internal Revenue Code of 1986, as amended (the "Code"), and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

     In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of the Company and the General Partner (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company and the General Partner, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

DISTRIBUTIONS

     The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances.


ALLOCATIONS

     Income, gain and loss of the Operating Partnership for each fiscal year generally is allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and regulations promulgated thereunder.

TERM

     The Operating Partnership shall continue until December 31, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Operating Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Operating Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by the Company, if any), or (iv) the election by the General Partner.

FIDUCIARY DUTY

     The Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by the Company to its shareholders and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such Limited Partners by acting in the best interests of the Company's shareholders.

TAX MATTERS

     Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

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